                                                                EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT




    We consent to the incorporation by reference, in Registration Statement No. 33-439476 on Form S-8 regarding the 1988 Management Stock Program and in Registration Statement No. 333-1225 on Form S-8 regarding the Incentive Stock Plan, of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Oakland, California
March 27, 1997